FOR:	Consolidated Graphics, Inc.
CONTACT:	G. Christopher Colville Executive Vice President/Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977

Christine Mohrmann/Alexandra Tramont

FD

(212) 850-5600

For Immediate Release

CONSOLIDATED GRAPHICS TO ACQUIRE THE CYRIL SCOTT COMPANY

HOUSTON, TEXAS – June 11, 2007 – Consolidated Graphics, Inc. (NYSE: CGX) announced today that it has signed a memorandum of understanding to acquire The Cyril Scott Company, headquartered in Lancaster, Ohio. The present management team, led by Leslie “Mac” McClelland, will remain with the company following the completion of the transaction.

The Cyril Scott Company, founded in 1959, is a commercial printing company with 18 heat set in-line finishing web presses that enable the company to offer a wide variety of sizes and capabilities to its diverse customer base. A recognized leader in the bind-in market, Cyril Scott produces multi-featured print products for the direct mail market including pop-up, pop-out, nested designs and kiss cut sticker options, as well as specialty laser labels and clean release cards. In addition to being AIB and FDA accepted, Cyril Scott provides high-security printing, producing gaming devices, coupons and collectibles.

“The employees of Cyril Scott have built an impressive company with unique capabilities,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics. “We are very excited about the opportunity to expand our presence in the Midwest by acquiring a company known for its creativity and an innovative spirit that is always striving to expand its capabilities in order to better serve its customers.”

“This acquisition is another example of a key element of our growth strategy – to expand our geographic footprint and market leadership position through the strategic acquisition of high quality, well managed companies that enhance the solutions we can offer our customers,” continued Mr. Davis. “We have created a very powerful model for long-term growth in sales and profits by combining the operating strengths of the companies we acquire with Consolidated Graphics’ considerable strategic and economic advantages.”

Also commenting on the announcement, Mr. McClelland said, “I have followed the growth of Consolidated Graphics with interest and feel that this combination will ensure the continuation of Cyril Scott’s reputation for excellence in the marketplace and will offer our employees an opportunity for continued growth and development.”

Consolidated Graphics (CGX), headquartered in Houston, Texas, is North America’s leading general commercial printing company. With 68 printing facilities, 12 fulfillment and two technology centers strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service.

CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique service ability to respond to all printing-related needs no matter how large, small, specialized or complex. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level. For more information, visit the Consolidated Graphics Web site at www.cgx.com

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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